EXHIBIT 1

      JOINT FILING AGREEMENT AMONG FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.,
           ERIC F. BILLINGS, EMANUEL J. FRIEDMAN AND W. RUSSELL RAMSEY

     WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

     NOW, THEREFORE, the parties hereto agree as follows:

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., ERIC F. BILLINGS, EMANUEL J. FRIEDMAN AND W. RUSSELL RAMSEY hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a statement on Schedule 13G relating to their ownership of Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them.

                                        FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
Dated:   October 13, 1998                   By: /s/ EMANUEL J. FRIEDMAN
                                            ---------------------------------
                                            Name:  Emanuel J. Friedman
                                            Title: Chairman


Dated:   October 13, 1998                   By: /s/ ERIC F. BILLINGS
                                           ----------------------------------
                                                Eric F. Billings

Dated:   October 13, 1998                   By: /s/ EMANUEL J. FRIEDMAN
                                           ----------------------------------
                                                Emanuel J. Friedman
s
Dated:   October 13, 1998                   By: /s/ W. RUSSELL RAMSEY
                                           ----------------------------------
                                                W. Russell Ramsey